POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, Ronald W. Forbes, Cynthia A. Montgomery, Jean Margo Reid, Roscoe S. Suddarth, Richard R. West and Edward D. Zinbarg, the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A or Form N-2, as applicable, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: February 15 , 2006

/S/ ROBERT C, DOLL, JR.	/S/ DONALD C. BURKE
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/S/ RONALD W. FORBES	/S/ CYNTHIA A. MONTGOMERY
Ronald W. Forbes (Director/Trustee)	Cynthia A. Montgomery (Director/Trustee)

/S/ JEAN MARGO REID	/S/ ROSCOE S. SUDDARTH
Jean Margo Reid (Director/Trustee)	Roscoe S. Suddarth (Director/Trustee)

/S/ RICHARD R. WEST	/S/ EDWARD D. ZINBARG
Richard R. West (Director/Trustee)	Edward D. Zinbarg (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
CMA Money Fund	2-59311	811-02752

WCMA Money Fund	333-99387	811-21196

Master Money Trust	N/A	811-21299

CMA Government Securities Fund	2-72724	811-03205

WCMA Government Securities Fund	333-99395	811-21197

Master Government Securities Trust	N/A	811-21300

CMA Tax-Exempt Fund	2-69877	811-3111

WCMA Tax-Exempt Fund	333-99391	811-21198

Master Tax-Exempt Trust	N/A	811-21301

CMA Treasury Fund	33-37439	811-06196

WCMA Treasury Fund	333-99389	811-21199

Master Treasury Trust	N/A	811-21298

CMA Multi-State Municipal Series Trust	33-20463	811-5011

Merrill Lynch Balanced Capital Fund, Inc.	2-49007	811-2405

Merrill Lynch Bond Fund, Inc.	2-62329	811-02857

Master Bond Trust	N/A	811-21434

Merrill Lynch Developing Capital Markets Fund, Inc.	33-28248	811-05723

Merrill Lynch Equity Dividend Fund, Inc.	33-14517	811-5178

Merrill Lynch EuroFund	33-4026	811-4612

Merrill Lynch Global Allocation Fund, Inc.	33-22462	811-5576

Merrill Lynch Global Equity Opportunities Fund	333-124372	811-21759

Merrill Lynch Global Financial Services Fund, Inc.	333-80061	811-09375

Global Financial Services Master Trust	N/A	811-09633

Merrill Lynch Global SmallCap Fund, Inc.	33-53399	811-07171

Merrill Lynch Global Technology Fund, Inc.	333-48929	811-8721

Merrill Lynch Global Value Fund, Inc.	333-1663	811-7561

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
Merrill Lynch Healthcare Fund, Inc.	2-80150	811-3595

Merrill Lynch Latin America Fund, Inc.	33-41622	811-6349

Merrill Lynch Municipal Bond Fund, Inc.	2-57354	811-02688

Merrill Lynch Municipal Series Trust	33-8058	811-4802

Merrill Lynch Pacific Fund, Inc.	2-56978	811-2661

Merrill Lynch Senior Floating Rate Fund, Inc.	333-39837	811-5870

Merrill Lynch Senior Floating Rate Fund II, Inc.	333-52372	811-09229

Master Senior Floating Rate Trust	N/A	811-10171

Merrill Lynch U.S. High Yield Fund, Inc.	333-47971	811-08699

Master U.S. High Yield Trust	N/A	811-10019

Merrill Lynch Utilities and Telecommunications Fund, Inc.	33-37103	811-6180